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                                                                    Exhibit 23.4

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

         As independent public accountants, we hereby consent to the incorporation by reference in this Form S-3 Registration Statement of our report dated January 29, 1999 on the financial statements of JDR Holdings, Inc. and Subsidiaries for the year ended December 31, 1998 included in NCO Group, Inc.'s Form 10-K for the year ended December 31, 2000 and to all references to our Firm included in this Form S-3 Registration Statement.





                                                        /s/ Arthur Andersen LLP

Philadelphia, Pennsylvania
May 23, 2001